To the Board of Trustees:
   Stein Roe Income Trust
   Stein Roe Municipal Trust
   SR&F Base Trust
   Stein Roe Trust
   Stein Roe Advisor Trust



In planning and performing our audits of the financial statements of each of the Stein Roe Funds and SR&F Portfolios listed in the Appendix attached hereto (the Trusts) for the year ended June 30, 1999, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the internal control.

The management of the Trusts is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or irregularities may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control would not necessarily disclose all matters in the internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above at June 30, 1999.


This report is intended solely for the information and use of the Board of Trustees and management of the Trusts and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

                                                              [GRAPHIC OMITTED]

August 11, 1999

                                    Appendix



Stein Roe Funds and SR&F Portfolios audited for the year ended June 30, 1999:


                    Series of the Stein Roe Income Trust:

                         Stein Roe Cash Reserves Fund
                         Stein Roe Intermediate Bond Fund
                         Stein Roe Income Fund
                         Stein Roe High Yield Fund

                    Series of the Stein Roe Municipal Trust:

                         Stein Roe Municipal Money Market Fund
                         Stein Roe Intermediate Municipals Fund
                         Stein Roe Managed Municipals Fund
                         Stein Roe High-Yield Municipals Fund

                    Series of the SR&F Base Trust:

                         SR&F High Yield Portfolio
                         SR&F Income Portfolio
                         SR&F Intermediate Bond Portfolio
                         SR&F Cash Reserves Portfolio
                         SR&F Municipal Money Market Portfolio
                         SR&F High Yield Municipals Portfolio

                    Series of the Stein Roe Trust:

                         Stein Roe Institutional Client High Yield Fund

                    Series of the Stein Roe Advisor Trust:

                         Stein Roe Advisor Intermediate Bond Fund
                         Stein Roe Advisor High Yield Municipals